UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

_______________________________

Blue Water Global Group, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Nevada	333-174557	45-0611648
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7070 E Farrell Rd, SE, Suite 1019

Calgary, AB T2H 0T2, Canada

(Address of Principal Executive Offices) (Zip Code)

(954) 837-6833

(Registrant’s telephone number, including area code)

500 S. Australian Ave.

West Palm Beach, FL 33401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

The bankruptcy trustee debt schedule forms part of this Current Report on Form 8-K filing with all debts and summary. The trustee debt schedule is filed herewith as Exhibit 99.1. The Company disputes some of these claims made by the creditors as malicious and or frivolous. The Company has secured a $60,000 loan to maintain operations and continue as a going concern.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Miro Zecevic resigned as Chairman and interim CEO and any affiliation with Blue Water Global Group, Inc. (the “Company”) effective July 22 2021 and Phillip Kovac has been appointed as the new Chief Executive officer of the company effective July 22, 2021.

Item 8.01 Other Events.

Miro Zecevic will focus on litigation as shareholder advocate on behalf of the common shareholders effected by the toxic financiers. Outgoing management is of the opinion that these toxic loans are VOID specifically under certain laws https://www.law.cornell.edu/uscode/text/15/78cc . Outgoing Management is of the opinion that not registering is violation of the ACT, and any violation of the registration requirement VOIDS those transactions pursuant to statute.

Notwithstanding the ex-trustee refused commence an adversary proceeding 1) to declare all of those transactions void pursuant to the Act, and 2) a claim to claw back all money and stock, or he stocks value, under §547, §548 and §544 as fraudulent conveyances under the Bankruptcy Code.

The ex-management intends to do this through a new barrister and an invitation for a class action suit will be made available to all common shareholders.

In a private off the market transaction, Kovac et.al. acquired Mina Mar Group preferred shares. All other classes of preferred and common shares of the issuer remain undisturbed. Interstate Capital continues to be a pivotal point in the company’s future growth plans.

Philip Kovac has extensive knowledge in mergers and public companies operations. He is successful in formulating rules for strategic alliances and business partnerships and building these rules into comprehensive partnership, shareholder or joint venture agreements mediating disputes, searching for common ground and offering resolutions when relationships stumble developing viable, mutually-acceptable exit strategies at any stage of the relationship.

The Company’s new business address is: 7070 E Farrell Rd, SE, Suite: 1019, Calgary, AB T2H 0T2, Canada. In order to preserve costs the Company plans to redomicile to the State of Wyoming. Its web site is bluewaterglobalgroup-bluu.com Twitter Acc @OtcBluu. Company had to create a new account since Twitter suspended a previous one @BluuGroup due to inactivity and no updates can be posted.

The Company also intends to file its periodic reports on its web site and via EDGAR as a voluntary filer in its Current Report on Form 8-K under the small issuer exemption provided by the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Blue Water Global Group, Inc. Debt Summary

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blue Water Global Group, Inc.

By	/s/ Phillip Kovac
Phillip Kovac Chief Executive Officer

Date:  July 30, 2021

3